                                                                    EXHIBIT 10.5

                          WIRELESSCO AFFILIATION AGREEMENT


          THIS WIRELESSCO AFFILIATION AGREEMENT is entered into as of the 9 day of January, 1995, by and between WIRELESSCO, L.P., a Delaware limited partnership ("WirelessCo"), and AMERICAN PCS, L.P., a Delaware limited partnership ("APC, L.P.").


                             W I T N E S S E T H:


          WHEREAS, APC, L.P. holds the License and intends to build out, own, operate, manage and maintain a PCS system in the Washington-Baltimore MTA under the License; and

          WHEREAS, APC, L.P. has determined that it is in the best interests of APC, L.P. and its future subcribers to operate such PCS system as an affiliate of a seamless, integrated national wireless services network offering uniform and consistent products and services to customers under a single national brand, particularly in light of the national alliances being formed by APC, L.P.'s competitors; and

          WHEREAS, WirelessCo intends to establish the WirelessCo Network as a national wireless services network offering seamless, integrated voice and data services using wireless technology, and to present such services to customers of the WirelessCo Network in a seamless, integrated, cohesive and consistent manner under a single national brand, the Sprint Brand; and

          WHEREAS, APC, L.P. wishes to enter into this Affiliation Agreement in order to become an affiliate of such WirelessCo Network, and WirelessCo desires to have APC, L.P. become an affiliate of the WirelessCo Network in accordance with the terms of this Affiliation Agreement; and

          WHEREAS, the parties recognize that, in order to establish and operate the WirelessCo Network successfully by providing such seamless, integrated voice and data services and presenting such services to customers in a seamless, integrated, cohesive and consistent manner, it is essential that all affiliates of the WirelessCo Network, including APC, L.P., operate in accordance with minimum standards and guidelines established by WirelessCo with respect to certain aspects of wireless products and services and the presentation of such products and services to customers; and

          WHEREAS, WirelessCo desires to obtain the benefit of APC, L.P.'s technological developments, particularly its PathGuard technology, by having such developments available to it on a non-exclusive basis to assist in its implementation of a nationwide PCS network;

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the sufficiency of which are hereby acknowledged, the Parties hereto, intending to be bound, agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

          Section 1.1 Capitalized words and phrases used in this Agreement have the following meanings:

          "Agreement" means this WirelessCo Affiliation Agreement, including all
           ---------
Exhibits hereto, as amended from time to time.

          "APC, L.P." means American PCS, L.P., a Delaware limited partnership.
           ---------

          "APC Network" means the PCS network to be developed and operated by
           -----------
APC, L.P. in the Washington-Baltimore MTA pursuant to the License.

          "Buildout Implementation Schedule" means APC, L.P.'s schedule setting
           --------------------------------
forth the specifications and timetable for buildout of the APC Network, which schedule is attached hereto as Exhibit 9.1.
                               -----------

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to close in the State of New York.

          "Confidential Information" means any information that a Party keeps,
           ------------------------
or is required to keep, confidential.

          "Default Rate" means an arm's-length rate of interest that would apply
           ------------
to a loan from WirelessCo to APC, L.P. in the amount subject to the Default Rate; that is, a rate of interest not less favorable to APC, L.P. and WirelessCo than that generally available in comparable transactions among unaffiliated parties and consistent with FCC rules and regulations.

          "FCC" means the Federal Communications Commission.
           ---

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied.

          "Governmental Authority" means any foreign, federal, state or local
           ----------------------
court, administrative agency, board, bureau or commission or other governmental department, authority or instrumentality.

          "IXC Service Provider" means any interexchange carrier or provider
           --------------------
(other than WirelessCo or Sprint), including AT&T Corp., MCI Communications Corporation and British Telecommunications plc and their respective Related Parties.

          "License" means the 30 MHz Block "A" PCS license for the Washington-
           -------
Baltimore MTA held by APC, L.P. and such 10 MHz PCS licenses within the Washington-Baltimore MTA as APC, L.P. may hereafter acquire.

          "Major Ownership Change" means, with respect to American Personal
           ----------------------
Communications, Inc., an event or series of events which result in more than fifty percent (50%) of the outstanding voting securities of American Personal Communications, Inc. being owned by Persons other than (i) the current stockholders of American Personal Communications, Inc. and their immediate families, (ii) Persons who currently are officers or directors of American Personal Communications, Inc. or APC, L.P. and their immediate families, and
(iii) trusts for the benefit of any of the foregoing Persons. With respect to APC, L.P., a "Major Ownership Change" shall mean an event or series of events which result in more than fifty percent (50%) of the outstanding equity interests of APC, L.P. being owned by Persons other than WirelessCo and American Personal Communications, Inc.

          "MajorCo" means an entity to be formed as a Related Party of
           -------
WirelessCo which will to enter into the Master Services Agreement.

          "Marketing Communications Guidelines" has the meaning set forth in
           -----------------------------------
Section 1.1 of the Sprint Trademark License Agreement.

          "Master Services Agreement" means that certain Master Services
           -------------------------
Agreement to be entered into between Sprint and MajorCo after the date hereof, pursuant to which Sprint will furnish certain network services to MajorCo and certain of MajorCo's Related Parties, including WirelessCo, as amended from time to time thereafter (it is possible that WirelessCo will enter into the Master Services Agreement directly with Sprint).

          "MTA" means a Major Trading Area as defined in the FCC rules to be
           ---
codified at 47 C.F.R. Section 24.13.

          "National Accounts Guiding Principles" means those principles set
           ------------------------------------
forth on Exhibit 7.2 attached hereto which shall be used to formulate the
         -----------
initial terms and conditions of the WirelessCo National Accounts Program pursuant to Section 7.2 hereof.

          "Parties" means WirelessCo and APC, L.P. and "Party" means WirelessCo
           -------
or APC, L.P., as the context may require.

          "PCS" means radio communications services authorized under the rules
           ---
for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules, including the marketing, distribution, sales, customer interface and operations functions relating thereto.

          "Person" means any individual, partnership, corporation, trust, or
           ------
other entity.

          "Rand-McNally Population Survey" means the most recent population
           ------------------------------
survey published by Rand-McNally, or, in the event Rand-McNally no longer publishes such surveys, the most recent population survey published by any successor organization to Rand-McNally or organization similar to Rand-McNally.

          "Related Party" means, with respect to any Person, any other Person
           -------------
that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Sprint" means Sprint Communications Company, L.P., a Delaware limited
           ------
partnership.

          "Sprint Brand" means the trademark "Sprint" together with the related
           ------------
"Diamond" logo.

          "Sprint Trademark License Agreement" means that certain Sprint
           ----------------------------------
Trademark License Agreement between Sprint and APC, L.P., dated as of the date hereof, as the same may be amended from time to time hereafter.

          "Transfer" means, as a noun, any sale, exchange, assignment or
           --------
transfer and, as a verb, to sell, exchange, assign or transfer.

          "Washington-Baltimore MTA" means the MTA encompassing Washington, D.C.
           ------------------------
and Baltimore, Maryland, which MTA is identified in the FCC Public Notice regarding the PCS Auction as Market No. M-10 (Report No. 94-04, Auction No. 4).

          "WirelessCo" means WirelessCo, L.P., a Delaware limited partnership.
           ----------

          "WirelessCo Affiliate" means any Person with which WirelessCo has
           --------------------
entered into an affiliation arrangement pursuant to which such Person has affiliated with WirelessCo and such Person's wireless network has been integrated with, and into, the WirelessCo Network on terms substantially similar to those set forth herein.

          "WirelessCo Customer Service Standards" means those customer service
           -------------------------------------
standards developed by WirelessCo with respect to customer service and maintenance as described in Section 10.2 hereof, as the same may be amended from time to time by WirelessCo.

          "WirelessCo National Accounts Program" means the program maintained by
           ------------------------------------
WirelessCo with respect to national accounts development, maintenance and management, as the same may be amended from time to time by WirelessCo.

          "WirelessCo Network" means the national wireless network to be
           ------------------
developed by WirelessCo and the WirelessCo Affiliates in the United States and its territories and possessions (excluding Puerto Rico), which network shall include the APC Network.

          "Wireless Products and Services" means those wireless products and
           ------------------------------
services marketed, promoted, advertised, distributed, leased or sold by APC, L.P. from time to time during the term of this Agreement.

          "WirelessCo Products and Services" means those wireless products and
           --------------------------------
services designated by WirelessCo as products and services to be offered by WirelessCo and all WirelessCo Affiliates as the products and services of the WirelessCo Network.


          Section 1.2    Additional Definitions.
                         ----------------------

              Defined Term                            Defined in
              ------------                            ----------

          "Affiliation Fee"                       Section 13.2
          "Allocable Expenses"                    Section 13.2
          "Allocation Percentage"                 Section 13.2
          "Allocation Period"                     Section 13.2
          "APC Capital Investment"                Section 13.2
          "APC Customers"                         Section 13.2
          "APC Gross Revenues"                    Section 13.2
          "APC Network POPs"                      Section 13.2
          "Bankruptcy"                            Section 14.3(f)
          "BTA"                                   Section 13.2
          "Capital Investment Percentage"         Section 13.2
          "Customer Percentage"                   Section 13.2
          "Direct Costs"                          Section 13.2
          "Event of Termination"                  Section 14.3
          "Initial Term"                          Section 14.1
          "IT"                                    Section 2.1
          "Involuntary Bankruptcy"                Section 14.3(f)

          "Network Capital Investment"            Section 13.2
          "Network Customers"                     Section 13.2
          "Network Gross Revenues"                Section 13.2
          "Network POPs"                          Section 13.2
          "PCS Auction"                           Section 13.2
          "PCS License"                           Section 13.2
          "Platform"                              Section 11.1
          "Pre-Auction WirelessCo Network
               Transition Period"                 Section 13.2
          "POPs"                                  Section 13.2
          "POPs Percentage"                       Section 13.2
          "Post-Auction WirelessCo Network
               Transition Period"                 Section 13.2
          "Reimbursable Costs"                    Section 13.2
          "Revenue Percentage"                    Section 13.2
          "Technical Standards"                   Section  8.1
          "Voluntary Bankruptcy"                  Section 14.3(f)
          "WirelessCo Network Transition Period" Section 13.2 "WirelessCo Network Transition Period
               Allocation Percentage"             Section 13.2


          Section 1.3    Terms Generally.
                         ---------------

          The definitions in Section 1.1 and those contained elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits hereto) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE 2
                                    PURPOSE

          Section 2.1    Purpose.   The foundation of the WirelessCo Network
                         -------
and the essence of this Affiliation Agreement is the adherence to the standards established by WirelessCo to ensure uniform and consistent operation of all wireless systems within the WirelessCo Network and the presentation of the products and services of the WirelessCo Network to customers in a uniform and consistent manner under the Sprint Brand; including (i) offering and promoting, at a minimum, all products and services designated by WirelessCo as products and services of the WirelessCo Network; (ii) adherence to minimum product and quality standards and technical standards established by WirelessCo in order to ensure seamless interoperability throughout each of the systems comprising the WirelessCo Network (permitting any customer of the WirelessCo Network to roam throughout the WirelessCo Network), and uniformity and consistency of product quality; (iii) adherence to minimum customer service standards established by WirelessCo; (iv) use of the WirelessCo information technology ("IT") platforms in order to ensure uniform operations and consistency in interactions with customers (including billing, customer service operations, etc.); and (v) adherence to standards and guidelines relating to the marketing and promotion of products and services under the Sprint Brand. The manner and means of ensuring compliance with such standards and guidelines, as well as the terms upon which its services shall be offered to subscribers and the prices it shall charge for such services, shall be within the sole discretion of APC, L.P.


                                   ARTICLE 3
                              USE OF SPRINT BRAND

          Section 3.1    Use of Sprint Brand.
                         -------------------

          (a) Except as the Parties may otherwise agree in writing, APC, L.P. shall use the Sprint Brand exclusively in connection with the marketing, promotion, advertisement, distribution, lease or sale of any Wireless Products and Services. In connection with the execution and delivery of this Agreement, APC, L.P. shall enter into the Sprint Trademark License Agreement, the terms of which shall govern APC, L.P.'s use of the Sprint Brand.

          (b) Except as the Parties may otherwise agree in writing, APC, L.P. shall not market, promote, advertise, distribute, lease or sell on a non-branded or "private label" basis any Wireless Product or Service or otherwise market, promote, advertise, distribute, lease or sell any Wireless Product or Service under any brand, trademark, tradename or trade dress other than the Sprint Brand.

          Section 3.2   Conformance to Marketing Communications Guidelines.
                        --------------------------------------------------
In addition to such other obligations set forth herein, including Section 3.1 and Article 4, and subject to the provisions of Section 17.1 hereof, APC, L.P. shall conform to the Marketing Communications

Guidelines (as revised by Sprint from time to time) in connection with the marketing, promotion, advertisement, distribution, lease and sale of any Wireless Product or Service.

          Section 3.3   Joint Marketing With Third Parties.  APC, L.P. may
                        ----------------------------------
engage in various joint marketing activities with third parties in the Washington-Baltimore MTA from time to time during the term of this Agreement with respect to the Wireless Products and Services; provided, however, that such joint marketing activities (i) are conducted in accordance with the terms and conditions of the Sprint Trademark License Agreement and the Marketing Communications Guidelines, (ii) are not likely (as shall be determined by WirelessCo, in its sole discretion) to cause confusion among the Sprint Brand and any other trademark or service mark used in connection with such activities, and (iii) are not likely (as shall be determined by WirelessCo, in its sole discretion) to give rise to the perception that the Wireless Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Sprint Brand. Notwithstanding any provision contained herein to the contrary, APC, L.P. shall not engage in any activity that includes co-branding involving use of the Sprint Brand (that is, the marketing, promotion, advertisement, distribution, lease or sale of any Wireless Product or Service under the Sprint Brand and any other trademark or service mark).


                                   ARTICLE 4
                           ADVERTISING AND PROMOTION

          Section 4.1    National Advertising and Promotion.  WirelessCo shall
                         ----------------------------------
be responsible for all national advertising and promotion of the WirelessCo Products and Services (including spot advertising in the Washington-Baltimore MTA that is part of a national advertising or promotional campaign). APC, L.P. shall be responsible for its proportionate share of the costs and expenses incurred by WirelessCo in conducting national advertising and promotion activities on behalf of WirelessCo and the WirelessCo Affiliates, including APC, L.P., pursuant to the provisions of Article 13 hereof.

          Section 4.2    In-Territory Advertising.
                         ------------------------

          (a) APC, L.P. may engage in advertising and promotion activities within the Washington-Baltimore MTA with respect to Wireless Products and Services. Such advertising and promotion activities shall be conducted by APC, L.P. in accordance with the terms and conditions of this Agreement, the Sprint Trademark License Agreement and the Marketing Communication Guidelines. APC, L.P. shall be responsible for the costs and expenses incurred by APC, L.P. with respect to such advertising and promotion activities.

          (b) APC, L.P. may obtain advertising and promotion services from WirelessCo with respect to the advertising and promotion of the Wireless Products and Services in the Washington-Baltimore MTA as the Parties may mutually agree in writing from time to time during the term of this Agreement.

          (c) WirelessCo shall have the right, but not the obligation, to use any advertising materials developed by, or on behalf of, APC, L.P. with respect to the Wireless Products and Services. In the event WirelessCo determines to use such advertising materials, WirelessCo shall reimburse APC, L.P. for the reasonable direct and out-of-pocket costs incurred by APC, L.P. in developing such materials; provided, however, that such costs shall be included in Allocable Expenses to be allocated to the WirelessCo Affiliates, including APC, L.P., under Article 13 hereof.

          Section 4.3    Cooperative Advertising and Promotion.  WirelessCo
                         -------------------------------------
and APC, L.P. may engage in cooperative advertising or promotional activities from time to time during the term of this Agreement as the Parties may mutually agree in writing.


                                   ARTICLE 5
                      PRODUCTS AND SERVICES, IXC SERVICES

          Section 5.1   Products and Services Specified by WirelessCo.
                        ---------------------------------------------
Except as otherwise agreed upon by the Parties in writing, APC, L.P. shall, at a minimum, offer, promote and support all products and services specified by WirelessCo from time to time as WirelessCo Products and Services (that is, those products and services designated by WirelessCo as products and services to be offered by WirelessCo and all WirelessCo Affiliates as the products and services of the WirelessCo Network).

          Section 5.2    Other Products and Services.  APC, L.P. shall be
                         ---------------------------
permitted to offer wireless products and services in addition to those specified by WirelessCo pursuant to Section 5.1 above on such terms as APC, L.P. determines (to the extent not otherwise inconsistent with the obligations of APC, L.P. hereunder).

          Section 5.3   IXC Services.  APC, L.P. shall act as a sales agent
                        ------------
for IXC services furnished by WirelessCo (either acting as agent for Sprint or as a direct provider of IXC services) and shall not act as a sales agent or reseller of any other IXC Service Provider (to the extent permitted under applicable law and regulation). The terms and conditions applicable to such sales agency relationships shall be set forth in sales agency agreements among Sprint, WirelessCo and APC, L.P. to be entered into as soon as practicable after the date hereof, and such terms and conditions shall be at least as favorable to APC, L.P. (in all material respects) as those offered to any other WirelessCo Affiliate. For purposes of this Section 5.3, complying with specific customer requests to use an IXC Service Provider other than WirelessCo shall not be deemed acting as a sales agent or reseller.

                                   ARTICLE 6
                                 DISTRIBUTION

          Section 6.1   Territorial Limitations of APC, L.P.'s Distribution
                        ---------------------------------------------------
Activities. Except as otherwise agreed upon by the Parties in writing, APC, L.P.
- - ----------
shall not market, sell or distribute Wireless Products and Services outside of the Washington-Baltimore MTA.

          Section 6.2    Use of Third Party Distributors.  APC, L.P. may,
                         -------------------------------
from time to time during the term of this Agreement, appoint sub-distributors or sub-agents of the Wireless Products and Services in accordance with (and subject to) the terms of the Sprint Trademark License Agreement. APC, L.P. shall be responsible for ensuring compliance by its sub-distributors or sub-agents with the terms and conditions of the Sprint Trademark License Agreement.


                                   ARTICLE 7
                               NATIONAL ACCOUNTS

          Section 7.1    Participation in WirelessCo National Accounts Program.
                         -----------------------------------------------------
During the term hereof, APC, L.P. shall participate in the WirelessCo National Accounts Program (as in effect from time to time), and shall be entitled to compensation for such participation in accordance with the terms and conditions set forth therein.

          Section 7.2    Establishment of WirelessCo National Accounts Program.
                         -----------------------------------------------------
The Parties acknowledge that the terms of the WirelessCo National Accounts Program will be established by WirelessCo as soon as practicable after the date hereof. The terms of the initial WirelessCo National Accounts Program shall embody the National Accounts Guiding Principles set forth in Exhibit 7.2 attached hereto.


                                   ARTICLE 8
                              TECHNICAL STANDARDS

          Section 8.1    Conformance to Technical Standards.  In the course of
                         ----------------------------------
providing the Wireless Products and Services and operating the APC Network, APC, L.P. shall conform to the operating and technical performance standards (collectively, the "Technical Standards") established by WirelessCo from time to time for the WirelessCo Network.

          Section 8.2    Establishment of Technical Standards.  The Parties
                         ------------------------------------
acknowledge that the initial Technical Standards will be established by WirelessCo as soon as practicable after the date hereof. The Technical Standards shall include: voice quality, interoperability, consistency (seamlessness) of coverage, RF design parameters, system-capacity and call blocking ratio. The Parties acknowledge that WirelessCo has selected GSM as the initial air interface technology for the

WirelessCo Network (subject to change in accordance with Section 8.3 below) and that APC, L.P. has independently selected GSM for its system.

          Section 8.3    Changes to Technical Standards.  WirelessCo may, from
                         ------------------------------
time to time during the term of this Agreement, change the Technical Standards to which APC, L.P. is obliged to conform pursuant to Section 8.1. Subject to the provisions of Section 17.1 hereof, any costs and expenses incurred by APC, L.P. in connection with conforming to any change to the Technical Standards during the term of this Agreement shall be the responsibility of APC, L.P.

          Section 8.4    PathGuard Technology.  APC, L.P. agrees to make its
                         --------------------
PathGuard technology for spectrum sharing available to WirelessCo and WirelessCo Affiliates for their use in implementing PCS systems throughout the WirelessCo Network. Such PathGuard technology shall be provided by APC, L.P. to WirelessCo and the WirelessCo Affiliates on a nonexclusive basis, on terms and conditions (including royalty obligations) that are no less favorable to WirelessCo and the WirelessCo Affiliates than those offered to any other PCS licensee. APC, L.P. further agrees to provide such technical and engineering assistance to WirelessCo as WirelessCo may request in connection with WirelessCo's implementation and use of the PathGuard technology; provided, however, that WirelessCo shall reimburse APC, L.P. for the costs incurred by APC, L.P. in providing such engineering assistance on a mutually agreed basis.

          Section 8.5    Rights of Inspection.  To ensure that APC, L.P. has
                         --------------------
complied or is in compliance with all covenants and obligations of APC, L.P. hereunder, including APC, L.P.'s obligation to conform to the Technical Standards pursuant to this Article 8, WirelessCo and its authorized agents and representatives shall have the right, but not the obligation, to enter upon the premises of any office or facility operated by or for APC, L.P. at all reasonable times, with prior notice to APC, L.P., to inspect, monitor and test in a reasonable manner the Wireless Products and Services and the APC Network, including the facilities and equipment and books and records of APC, L.P., all as they relate to compliance with APC, L.P.'s covenants and obligations hereunder.


                                   ARTICLE 9
                             BUILDOUT COMMITMENTS

          Section 9.1    Buildout Commitment.  Except as the Parties may
                         -------------------
otherwise agree in writing, APC, L.P. shall use its best efforts to build out the APC Network in accordance with APC, L.P.'s Buildout Implementation Schedule, which is attached hereto as Exhibit 9.1.

                                  ARTICLE 10
                               CUSTOMER SERVICE

          Section 10.1   Conformance to WirelessCo Customer Service Standards.
                         ----------------------------------------------------
APC, L.P. shall conform to the WirelessCo Customer Service Standards (as in effect from time to time) in providing the Wireless Products and Services to any customer of APC, L.P., WirelessCo or any WirelessCo Affiliate. APC, L.P. shall remain free to adopt additional and more stringent customer service standards than those established by WirelessCo. Subject to the provisions of Section 17.1 hereof, any costs and expenses incurred by APC, L.P. in connection with conforming to the WirelessCo Customer Service Standards (including changes thereto) shall be the responsibility of APC, L.P.

          Section 10.2   Establishment of WirelessCo Customer Service
                         --------------------------------------------
Standards. The Parties acknowledge that the initial WirelessCo Customer Service
- - ---------
Standards will be established by WirelessCo as soon as practicable after the date hereof. The WirelessCo Customer Service Standards shall include (i) minimum ratio of customer service representatives per subscriber and minimum training to be provided to customer service representatives, (ii) minimum response time for customer service inquiries, (iii) ability to provide on-site repair and service,
(iv) minimum customer service and support resources, (v) problem resolution,
(vi) minimum customer satisfaction ratings, (vii) quality and service programs to be initiated, and (viii) minimum hours of operation.

          Section 10.3    Local Customer Service Capability.  APC, L.P. shall
                          ---------------------------------
provide local customer service capability, including local customer service representatives and repair and installation facilities, for customers of the APC Network and WirelessCo Network in the Washington-Baltimore MTA (including roamers) as part of its normal operations. APC, L.P. shall provide the same level of customer service capability and customer service to customers of the WirelessCo Network (other than the APC Network) as it provides to customers of the APC Network.


                                  ARTICLE 11
                        INFORMATION TECHNOLOGY PLATFORM

          Section 11.1    Information Technology Platform.  WirelessCo intends
                          -------------------------------
to contract for the development and operation of IT that will integrate wireless and wireline functions (the "Platform"), including:

          (a) Provision of a common face to the customers of the WirelessCo Network through common billing and customer support systems;

          (b) Provision of national services through common interfaces and shared databases;

          (c) Integration of service creation and management systems for rapid national introduction of new services; and

          (d) Provision of tools and systems for cooperative marketing and service delivery across local affiliates/operators.

Due to the integration of multiple services and functions, APC, L.P. shall use the Platform exclusively in operating the APC Network and providing Wireless Products and Services. APC, L.P.'s use of the Platform and Platform software shall be subject to customary terms and conditions applicable to the use of software, including provisions limiting the use of the Platform and underlying software to the operation of the APC Network and customary terms of confidentiality and nondisclosure.

          Section 11.2    Costs of Platform.  APC, L.P. shall be responsible
                          -----------------
for its proportionate share of the costs and expenses incurred by WirelessCo in connection with the development, operation and maintenance of the Platform on behalf of WirelessCo and the WirelessCo Affiliates, including APC, L.P. APC, L.P. shall reimburse WirelessCo for its proportionate share of such costs and expenses pursuant to the provisions of Article 13 hereof.

          Section 11.3    Evaluation and Acquisition of APC, L.P. Systems.
                          -----------------------------------------------
In connection with the development and acquisition of the Platform as contemplated under this Article 11, WirelessCo may, but shall not be required to, evaluate the specifications for and functionality of APC, L.P.'s IT systems. In the event WirelessCo determines, in its discretion, to acquire all or a portion of APC, L.P.'s IT systems for use as part of the Platform, APC, L.P. shall transfer to WirelessCo any and all rights APC, L.P. has in such IT systems and WirelessCo shall reimburse APC, L.P. for APC, L.P.'s direct and out-of-pocket costs and expenses in developing and/or acquiring such systems, together with a mutually agreed portion of allocable overhead expenses incurred by APC, L.P. in connection with the development of its platform.


                                  ARTICLE 12
                               NETWORK SERVICES

          Section 12.1   Network Services to be Provided.  APC, L.P. shall
                         -------------------------------
obtain all of its network services from Sprint pursuant to the Master Services Agreement, by joining such Master Services Agreement as an additional party. The terms and conditions applicable to the purchase and sale of such network services shall be substantially the same as those applicable to the purchase and sale by WirelessCo of network services, as specified in the Master Services Agreement to be executed after the date hereof.

                                  ARTICLE 13
                     REIMBURSABLE COSTS, DIRECT COSTS AND
                               AFFILIATION FEES

          Section 13.1   Reimbursable Costs, Direct Costs and Affiliation Fees.
                         -----------------------------------------------------
APC, L.P. shall pay WirelessCo the Reimbursable Costs, Direct Costs and Affiliation Fees determined pursuant to this Article 13.

          Section 13.2    Definitions.  For purposes of this Agreement, the
                          -----------
following terms shall have the following meanings:

          "Affiliation Fee" means the fee to be paid by APC, L.P. to
           ---------------
WirelessCo pursuant to Section 13.6 hereof.

          "Allocable Expenses" means those costs and expenses set forth on
           ------------------
Exhibit 13.2(a) attached hereto (as the same may be amended from time to time by the Parties in writing) incurred by WirelessCo in connection with the WirelessCo Network, including the APC Network, during a given Allocation Period. WirelessCo will review particular expense items included in Allocable Expenses from time to time and, wherever practicable and appropriate, will track an expense item directly and bill it as a Direct Cost to the affiliate receiving the relevant service (rather than including such expense item in Allocable Expenses).

          "Allocation Percentage" means that percentage for a given Allocation
           ---------------------
Period occurring after the WirelessCo Network Transition Period determined by dividing (A) the sum of the (i) Capital Investment Percentage, (ii) Customer Percentage, (iii) POPs Percentage, and (iv) Revenue Percentage by (B) four (4).

          "Allocation Period" means each calendar month during the term hereof
           -----------------
during which Reimbursable Costs, Direct Costs or Affiliation Fees are to be determined pursuant to this Article 13.

          "APC Capital Investment" means the property, plant and equipment (net
           ----------------------
of depreciation) of APC, L.P. as of the last day of the applicable Allocation Period as determined in accordance with GAAP.

          "APC Customers" means the aggregate number of current and active
           -------------
customers of APC, L.P. as of the last day of the applicable Allocation Period.

          "APC Gross Revenues" means the gross revenues of APC, L.P. during the
           ------------------
applicable Allocation Period as determined in accordance with GAAP.

          "APC Network POPs" means the total POPs (as of the last day of the
           ----------------
applicable Allocation Period) of the Washington-Baltimore MTA as the same shall be determined pursuant to the most recent Rand-McNally Population Survey with respect to the Washington-Baltimore MTA.

          "BTA" means a Basic Trading Area, as defined in the FCC rules to be
           ---
codified at 47 C.F.R. Section 24.13.

          "Capital Investment Percentage" means that percentage for a given
           -----------------------------
Allocation Period determined by dividing the APC Capital Investment by the Network Capital Investment.

          "Customer Percentage" means that percentage for a given Allocation
           -------------------
Period determined by dividing the APC Customers by the Network Customers.

          "Direct Costs" means those costs and expenses incurred by WirelessCo
           ------------
in connection with rendering services to, or on behalf of, APC, L.P., including WirelessCo's cost of capital in funding the expenses incurred by WirelessCo in connection with rendering such services, which costs and expenses are specifically attributable to the Washington-Baltimore MTA.

          "Network Capital Investment" means the property, plant and equipment
           --------------------------
(net of depreciation) of WirelessCo and the WirelessCo Affiliates, including APC, L.P., as of the last day of the applicable Allocation Period as determined in accordance with GAAP.

          "Network Customers" means the aggregate number of current and active
           -----------------
customers of WirelessCo and the WirelessCo Affiliates, including APC, L.P., as of the last day of the applicable Allocation Period.

          "Network Gross Revenues" means the gross revenues of WirelessCo and
           ----------------------
the WirelessCo Affiliates, including APC, L.P., during the applicable Allocation Period as determined in accordance with GAAP; provided, however, such gross revenues shall not include any Affiliation Fees received by or payable to WirelessCo from any WirelessCo Affiliate.

          "Network POPs" means the total POPs (as of the last day of the
           ------------
applicable Allocation Period) of all MTAs and BTAs for which WirelessCo and the WirelessCo Affiliates, including APC, L.P., hold a PCS license, as the same shall be determined pursuant to the most recent Rand-McNally Population Survey for each such MTA and BTA.

          "PCS Auction" means the series of simultaneous multiple round auctions
           -----------
for broadband PCS licenses to be conducted by the FCC under the authority of
Section 309(j) of the Communications Act, U.S.C. (S)309(j) (1993), in accordance with the rules promulgated thereunder by the FCC.

          "PCS license" means any 30 MHz or 10MHz broadband PCS license held by
           -----------
WirelessCo or any WirelessCo Affiliate for any MTA or BTA.

          "Pre-Auction WirelessCo Network Transition Period" means the period
           ------------------------------------------------
commencing on January 1, 1995 through the date of completion of the PCS Auction (that is, the date on which bidders in the PCS Auction are no longer permitted generally to submit bids for PCS licenses in accordance with the FCC's PCS Auction rules, regardless of whether disputes, challenges or other proceedings are pending with respect to particular MTAs or BTAs).

          "POPs" means the population in a given MTA or BTA set forth in the
           ----
Rand-McNally Population Survey.

          "POPs Percentage" means that percentage for a given Allocation Period
           ---------------
determined by dividing the APC Network POPs by the Network POPs.

          "Post-Auction WirelessCo Network Transition Period" means the period
           -------------------------------------------------
commencing on the day following the expiration of the Pre-Auction WirelessCo Network Transition Period and ending on December 31, 1999.

          "Reimbursable Costs" shall be an amount determined (A) in the case of
           ------------------
an Allocation Period occurring during the WirelessCo Network Transition Period, by multiplying (i) the WirelessCo Network Transition Period Allocation Percentage by (ii) the Allocable Expenses, or (B) in the case of an Allocation Period occurring following expiration of the WirelessCo Network Transition Period, by multiplying (iii) the Allocation Percentage by (iv) the Allocable Expenses.

          "Revenue Percentage" means that percentage for a given Allocation
           ------------------
Period determined by dividing the APC Gross Revenues by the Network Gross Revenues.

          "WirelessCo Network Transition Period" means that period commencing on
           ------------------------------------
January 1, 1995 and ending on December 31, 1999.

          "WirelessCo Network Transition Period Allocation Percentage" means
           ----------------------------------------------------------
that percentage for a given Allocation Period occurring during the WirelessCo Network Transition Period determined as follows:

          (i) for an Allocation Period occurring during the Pre-Auction WirelessCo Network Transition Period, by dividing (A) the number of POPs for the Washington-Baltimore MTA by (B) one hundred fifty million (150,000,000);

          (ii) for an Allocation Period occurring during the period beginning on the first day of the Post-Auction WirelessCo Network Transition Period and ending on December 31, 1997, the POPs Percentage; and

          (iii) for an Allocation Period occurring during the portion of the Post-Auction WirelessCo Network Transition Period beginning on January 1, 1998 and ending on December 31, 1999, by determining the sum of (Y) one-half of the POPs Percentage plus (Z) one-sixth of the sum of the Capital Investment Percentage, Revenue Percentage and Customers Percentage.

          Section 13.3    Reimbursement of Direct Costs.  In addition to the
                          -----------------------------
Reimbursable Costs and Affiliation Fees to be paid by APC, L.P. to WirelessCo pursuant to this Article 13, APC, L.P. shall reimburse WirelessCo for all Direct Costs incurred by WirelessCo during each Allocation Period. Within thirty (30) days following the expiration of each Allocation Period during which WirelessCo incurs any Direct Costs, WirelessCo shall deliver to APC, L.P. a statement setting forth the Direct Costs incurred by WirelessCo during such Allocation Period. APC, L.P. shall pay the amount of Direct Costs set forth on such statement within thirty (30) days of the date of such statement.

          Section 13.4    Payment of Reimbursable Costs During the WirelessCo
                          ---------------------------------------------------
Network Transition Period. In addition to the Direct Costs and Affiliation Fees
- - -------------------------
to be paid by APC, L.P. to WirelessCo pursuant to this Article 13, during the WirelessCo Network Transition Period, APC, L.P. shall pay to WirelessCo the Reimbursable Costs for each Allocation Period in accordance with the provisions set forth in this Section 13.4.

             (a) Not later than thirty (30) days following the end of each Allocation Period during the WirelessCo Network Transition Period, WirelessCo shall deliver to APC, L.P. a statement setting forth the Reimbursable Costs to be paid by APC, L.P. to WirelessCo with respect to such Allocation Period. Such statement shall set forth, in addition to the Reimbursable Costs payable by APC, L.P., the calculation of the WirelessCo Network Transition Period Allocation Percentage and a list of the Allocable Expenses for such Allocation Period. APC, L.P. shall pay to WirelessCo the amount of Reimbursable Costs set forth on such statement within thirty (30) days of the date of such statement.

             (b) An illustration of the determination of Reimbursable Costs determined during the Post-Auction WirelessCo Network Transition Period is included on Exhibit 13.4 attached hereto.
                       ------------

          Section 13.5    Payment of Reimbursable Costs Following Expiration
                          --------------------------------------------------
of the WirelessCo Network Transition Period. In addition to the Direct Costs and
- - -------------------------------------------
Affiliation Fees to be paid by APC, L.P. to WirelessCo pursuant to this Article 13, following expiration of the WirelessCo Network Transition Period, APC, L.P. shall pay to WirelessCo the Reimbursable Costs for each Allocation Period in accordance with the provisions set forth in this Section 13.5.

             (a) Not later than fifteen (15) days following the end of each Allocation Period following the WirelessCo Network Transition Period, APC, L.P. shall deliver to WirelessCo a report, certified by the chief financial officer of APC, L.P., setting forth the (1) APC Capital Investment, (2) APC Customers, (3) APC Gross Revenues, and (4) APC Network POPs for such Allocation Period.

             (b) Not later than thirty (30) days following the expiration of each Allocation Period following the WirelessCo Network Transition Period, WirelessCo shall deliver to

        APC, L.P. a statement setting forth the Reimbursable Costs to be paid by APC, L.P. to WirelessCo with respect to such Allocation Period. Such statement shall set forth, in addition to the Reimbursable Costs payable by APC, L.P., (i) the calculation of the Allocation Percentage (including the Capital Investment Percentage, Customer Percentage, POPs Percentage and Revenue Percentage used in the determination of such Allocation Percentage), and (ii) a list of the Allocable Expenses for such Allocation Period. APC, L.P. shall pay to WirelessCo the amount of Reimbursable Costs set forth on such statement within thirty (30) days of the date of such statement.

             (c) An illustration of the determination of Reimbursable Costs following the WirelessCo Network Transition Period is included on
        Exhibit 13.5 attached hereto.
        ------------

          Section 13.6    Affiliation Fee.  In addition to the Direct Costs
                          ---------------
and Reimbursable Costs to be paid by APC, L.P. to WirelessCo pursuant to this
Article 13, APC, L.P. shall pay to WirelessCo the Affiliation Fee for each Allocation Period in accordance with the provisions set forth in this Section 13.6.

             (a) WirelessCo shall receive a monthly fee (the "Affiliate Fee") consisting of an amount equal to three percent (3%) of APC's Gross Revenue. Not later than thirty (30) days following the end of each Allocation Period, APC, L.P. shall deliver to WirelessCo a report, certified by the Chief Financial Officer of APC, L.P., setting forth (i) APC's Gross Revenue for such Allocation Period, and (ii) the calculation of the Affiliation Fee for such Allocation Period. Simultaneously with the delivery of such statement, APC, L.P. shall deliver to WirelessCo the Affiliation Fee respecting such Allocation Period.

             (b) APC, L.P. acknowledges that the expectancy of WirelessCo of receipt of Affiliation Fees pursuant to this Section 13.6 constitutes a material inducement to WirelessCo to enter into this Agreement. Accordingly, APC, L.P. undertakes to employ its reasonable best efforts during the term hereof to promote the distribution, lease and sale of Wireless Products and Services in order to generate such Affiliation Fees.

          Section 13.7    Late Payments.  Any payment due under this Article
                          -------------
13 which is not paid by APC, L.P. to WirelessCo in accordance with the terms hereof shall bear interest from (but not including) the date due to (but not including) the date paid at a per annum rate equal to the Default Rate.


                                  ARTICLE 14
                   TERM; TERMINATION; EFFECT OF TERMINATION

          Section 14.1   Initial Term.  This Agreement shall commence on the
                         ------------
date first above written and, unless terminated earlier in accordance with the provisions of this Article 14, shall continue for a period of ten (10) years (the "Initial Term").

          Section 14.2   Renewal Terms.  Following expiration of the Initial
                         -------------
Term, this Agreement shall automatically be renewed for successive five (5) year renewal periods (for a maximum of 50 years) unless one (1) year prior to the commencement of any such renewal period either Party shall notify the other Party that it does not wish to renew this Agreement.

          Section 14.3   Events of Termination.  The occurrence of any of the
                         ---------------------
following events shall be deemed an "Event of Termination":

             (a) Breach of Agreements. At the election of the non-breaching
                 --------------------
        Party, the breach by either Party of any material term contained in this Agreement, in the event such breach has not been cured following the expiration of thirty (30) days from the breaching party's receipt of written notice from the non-breaching party of the occurrence of such breach;

             (b) Major Ownership Change with Respect to American Personal
                 --------------------------------------------------------
        Communications, Inc. or APC, L.P. At the election of WirelessCo, if a
        ---------------------------------
        Major Ownership Change has occurred with respect to American Personal Communications, Inc. or APC, L.P.;

             (c) Dissolution of WirelessCo. At the election of APC, L.P., if
                 -------------------------
        WirelessCo is dissolved in accordance with the provisions of Section 14 of the Agreement of Limited Partnership of WirelessCo, L.P., dated as of October 24, 1994 (unless the business of the WirelessCo Network is continued by a successor of WirelessCo);

             (d) Regulatory Considerations. At the election of either Party upon
                 -------------------------
        the occurrence of any event that would require this Agreement to terminate under applicable law; provided, however, that if, at any time, any provision of this Agreement is inconsistent with FCC regulations or other applicable law, the Parties shall use their reasonable best efforts to modify this Agreement, preserving to the extent possible the economic arrangements set forth herein, as necessary to comply with such regulations and applicable law;

             (e) Termination of Sprint Trademark License Agreement. At the
                 -------------------------------------------------
        election of either Party (except as provided below), if the Sprint Trademark License Agreement is terminated in accordance with its terms, provided that any Party whose breach of the Sprint Trademark License Agreement caused such termination may not elect to terminate this Agreement under this paragraph (e); or

             (f) Bankruptcy of a Party. At the election of either Party upon the
                 ---------------------
        occurrence of a "Bankruptcy" with respect to the other Party. For this purpose, "Bankruptcy" means a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means the inability of a Party generally to pay its debts as such debts become due, or an admission in writing by a Party of its inability to pay its debts generally or a general assignment by a Party for the benefit of creditors; the filing of any petition or answer by a Party seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of a Party or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for a Party or for any substantial part of its property; or corporate action taken by a Party to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means without the consent or acquiescence of a Party, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against a Party which petition shall not be dismissed within sixty (60) days, or, without the consent or acquiescence of a Party, the entering of an order appointing a trustee, custodian, receiver or liquidator of a Party or of all or any substantial part of the property of a Party which order shall not be dismissed within sixty (60) days.

          Section 14.4   Effect of Termination.  Upon the occurrence of an
                         ---------------------
Event of Termination, all rights and obligations of each Party under this Agreement shall immediately thereafter cease; provided, however, that the provisions of this Section 14.4 and Sections 16.1, 16.2 and 16.3 shall survive any termination of this Agreement, and further provided, that the payment obligations under Article 13 shall survive any termination of this Agreement if, and to the extent, any Reimbursable Costs, Direct Costs, or Affiliation Fees have accrued or are otherwise due and owing from APC, L.P. to WirelessCo as of the date of termination of this Agreement.

          Section 14.5   Availability of Injunctive Relief.  The Parties
                         ---------------------------------
agree that the remedy at law for any act or event which constitutes an Event of Termination under this Agreement will be inadequate and that, in addition to such remedies as are set forth herein or as may be provided at law, either Party shall be entitled to injunctive relief, specific performance, or other equitable relief, and that the Party against which such relief is sought shall not urge in any such proceeding that an adequate remedy exists at law.


                                  ARTICLE 15
                  OBLIGATION TO MAINTAIN LICENSE; FCC ACTION

          Section 15.1   Maintenance of License.  APC, L.P. shall take all
                         ----------------------
actions necessary in order to maintain the License in accordance with the terms of the License and all applicable laws, policies and regulations and to comply with all other legal requirements applicable to the operation of the APC Network and its business.

          Section 15.2   FCC Action.
                         ----------

          (a) Should a change in FCC policy or rules make it necessary to obtain FCC consent for the implementation, continuation or further effectuation of any term or provision of this

Agreement, both Parties shall use all commercially reasonable efforts to diligently prepare, file and prosecute before the FCC all petitions, waivers, construction applications, amendments, rulemaking comments and other related documents necessary to secure and/or retain FCC approval of all aspects of this Agreement. The Parties shall bear in equal measure the costs of preparation of such documents and prosecution of such actions. Notwithstanding any provision in this Agreement to the contrary, the Parties acknowledge and agree that no such filing shall be made with the FCC with respect to this Agreement unless both Parties have reviewed said filing and consented to its submission.

          (b) In the event the FCC determines that this Agreement is inconsistent with the terms and conditions of the License or is otherwise contrary to FCC policies, rules and regulations, or if regulatory or legislative action subsequent to the date hereof alters the permissibility of this Agreement under the FCC's rules or other applicable law, rules or regulations, the Parties shall renegotiate this Agreement in good faith and recast this Agreement, preserving to the extent possible the economic and other arrangements set forth herein.


                                  ARTICLE 16
                       BOOKS AND RECORDS; CONFIDENTIAL
                            INFORMATION; INSURANCE

          Section 16.1   Books and Records.  Each Party shall keep and
                         -----------------
maintain complete and accurate books and records in accordance with GAAP to support and document any fees, costs, expenses or other charges due in connection with the provisions set forth in this Agreement, including those Reimbursable Costs, Direct Costs and Affiliation Fees payable by APC, L.P. to WirelessCo pursuant to Article 13 hereof. Such records shall be retained for a period of at least three (3) years after such fees, costs, expenses or other charges to which such records relate have accrued and have been paid, or such other period as may be required by law. Not more frequently than twice each calendar year, on thirty (30) days advance written notice, each Party shall provide access to appropriate records to the other Party or its duly authorized representatives for purposes of auditing the amount of fees, costs, expenses or other charges payable with respect to the period audited.

          Section 16.2  Confidential Information.  Except as specifically
                        ------------------------
authorized by this Agreement, each of the Parties shall, for the term of this Agreement and ten (10) years thereafter, keep confidential, not disclose to others and use only for the purposes authorized herein, all Confidential Information disclosed by each Party to the other Party in connection herewith (including, without limitation, the Marketing Communications Guidelines, National Accounts Guiding Principles, Technical Standards, WirelessCo Customer Service Standards and the financial and other information provided by each Party pursuant to Article 13 and Section 16.1 hereof); provided, however, that the foregoing obligation shall not apply to the extent that any such Confidential Information (i) is or becomes, after disclosure to a Party, publicly known by any means other than through unauthorized acts or omissions of such Party, or
(ii) is disclosed in good faith to a Party by a third party entitled to make such disclosure. Notwithstanding the foregoing, a Party may disclose any of the Confidential Information (A) to any governmental agency where such disclosure is required by law or applicable regulation, (B) to any third party in order to allow such Party to perform its obligations hereunder, or (C) if otherwise required to be disclosed by law or by a final court order, in each of which cases such Party shall inform the disclosing Party as promptly as is reasonably necessary to enable the disclosing Party to take action to, and use such Party's reasonable best efforts to, limit the disclosure and maintain confidentiality to the extent practicable.

          Section 16.3   Insurance.  APC, L.P. shall submit to WirelessCo
                         ---------
proof, in form and substance satisfactory to WirelessCo, that APC, L.P. has purchased comprehensive liability insurance in amounts reasonably specified by WirelessCo for personal injury and for property damage, including product liability insurance, for each occurrence during the term of this Agreement related to the Wireless Products and Services. APC, L.P. shall maintain such insurance in full force and effect at all times during the term hereof and thereafter (as necessary to cover claims with respect to occurrences prior to termination hereof). Such insurance shall name WirelessCo as an additional insured party and shall require the insurer to give WirelessCo at least thirty
(30) days notice of cancellation before any cancellation shall be effective as to WirelessCo. APC, L.P. shall submit to WirelessCo proof of renewal of such insurance coverage at least thirty (30) days prior to the expiration date of any such policy. APC, L.P. shall require each contractor and sub-contractor which render services to APC, L.P. with respect to any product or service to provide substantially similar insurance protection.


                                  ARTICLE 17
                   WIRELESSCO NETWORK TRANSITION PROVISIONS

          Section 17.1   WirelessCo Network Transition Provisions.  The
                         ----------------------------------------
provisions of this Agreement are subject to the provisions specified in Exhibit
                                                                        -------
17.1.
- - ----

                                  ARTICLE 18
                                 MISCELLANEOUS

          Section 18.1    Notices.   Any notice, payment, demand, or
                          -------
communication required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as follows, or to such other address or number as such Person may from time to time specify by notice to the Parties:

          (a)  if to WirelessCo,

               WirelessCo, L.P.
               9221 Ward Parkway

               Kansas City, Missouri  64114
               Telephone: (913) 624-6526
               Telecopier: (913) 624-5667
               Attention: Chief Executive Officer


          (b)  if to APC, L.P.,

               American PCS, L.P.
               One Democracy Center
               6901 Rockledge Drive, Suite 600
               Bethesda, Maryland  20817
               Telephone: 301-214-9214
               Telecopier: 301-214-9490
               Attention: Gerald T. Vento
                              Vice Chairman and Chief
                              Executive Officer

Either Party may from time to time specify a different address by notice to the other Party. All notices and other communications given to a Party in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

          Section 18.2    Construction.  This Agreement shall be construed
                          ------------
simply according to its fair meaning and not strictly for or against either
Party.

          Section 18.3    Headings.  The section and other headings
                          --------
contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

          Section 18.4    Further Action.  Each Party agrees to perform
                          --------------
all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.

          Section 18.5    Counterpart Execution.  This Agreement may be
                          ---------------------
executed in any number of counterparts with the same effect as if both Parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

          Section 18.6    Specific Performance.  Each Party agrees with
                          --------------------
the other Party that such Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching Party may be entitled, at law or in equity, the nonbreaching Party shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

          Section 18.7    Entire Agreement, Amendments.  The provisions
                          ----------------------------
of this Agreement set forth the entire agreement and understanding between the Parties as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the Parties relating to the subject matter hereof. This Agreement may be modified or amended only by a written amendment signed by Persons authorized to bind each Party.


          Section 18.8    Limitation on Rights of Others.  Nothing in this
                          ------------------------------
Agreement, whether express or implied, shall be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement.

          Section 18.9    Waivers; Remedies.  The observance of any term
                          -----------------
of this Agreement may be waived (whether generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the Party against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of either Party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any power, preclude any other or further exercise thereof or the exercise of any other right or power.

          Section 18.10  Jurisdiction; Consent to Service of Process.
                         -------------------------------------------

          (a) Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in the County of New York or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

          (b) Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court sitting in the County of New York or any Federal court sitting in the Southern District of New York. Each Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party.

          (c) Each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement, provided that such service shall be deemed to have been given only when actually received by such Party. Nothing in this Agreement shall affect the right of a party to serve process in any other manner permitted by law.

          Section 18.11  Waiver of Jury Trial.  Each Party waives, to
                         --------------------
the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out this Agreement.

          Section 18.12   Binding Effect.  Except as otherwise provided
                          --------------
in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assign of the APC Network.

          Section 18.13   Governing Law.  The internal laws of the State
                          -------------
of New York (without regard to principles of conflict of law) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties.

          Section 18.14  Severability.  Every provision of this Agreement
                         ------------
is intended to be severable. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable for any reason whatsoever, that provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

          Section 18.15   No Assignment.
                          -------------

          (a) Except as specifically provided herein, neither Party shall, directly or indirectly, assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party.

          (b) Any attempted assignment of this Agreement in violation of this Section 18.15 shall be void and of no effect.

          Section 18.16   Disclaimer of Agency.  Except for provisions
                          --------------------
herein expressly authorizing one Party to act for the other, this Agreement shall not constitute either Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, expressed or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such Party.

          IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the day first above set forth.


                              WIRELESSCO, L.P.


                              By: /s/ Gary D. Forsee
                                 --------------------------

                              Title: Chief Executive Officer
                                    -----------------------


                              AMERICAN PCS, L.P.

                              By:  American Personal Communications, Inc.,
                                   its Managing General Partner


                              By: /s/ Wayne N. Schelle
                                 --------------------------

                              Title: Chairman
                                    -----------------------

                          Exhibit 13.2(a)

                        ALLOCABLE EXPENSES


1.  National Advertising

    .  National Placement
    .  Creative - National
    .  Agency Fees (for creative)
    .  Production Fees
    .  Major Media
    .  Cooperative Advertising
    .  Events Sponsorship/Charitable Contributions

2.  Marketing

    .  Brand Management
    .  National Agent Relations
    .  Retail - Mass Merchandising
    .  New Distribution Channels
    .  Sprint/Cable Programs
    .  Fulfillment
    .  National Account Sales
    .  Pricing (National, Roaming)
    .  Marketing Research
    .  Promotions (National)
    .  Development of National Promotions
    .  Referral fees/commissions for national sales

3.  IT

    .  Clearinghouse/Billing
    .  Development
    .  Systems Development
    .  Systems Enhancement
    .  Systems Maintenance

4.  G&A

    .  Regulatory/External Affairs
    .  Staffing of WirelessCo

    .  Strategy Development

5.  Accounting & Finance

    .  Affiliate (Capital Calls, Disbursements)
    .  Management (Cost to Acquire, Rev/Sub, Rev/Location)
    .  Roaming - Billing and Payments

6.  Technology

    .  Cable System Standards
    .  Standards

Without limiting the expenses to be included in each of the Allocable Expenses set forth above, Allocable Expenses shall include the following:

Salaries
Benefits
Travel/meeting/meals
Training/education
Professional fees/use of
   consultants/dues/subscriptions/memberships
Recruiting/hiring/relocation
Depreciation/amortization
Property taxes
Office expenses: supplies, telecommunications, software, general office equipment and computers, utilities, rent, insurance

                                 Exhibit 13.4


                 Illustration of Determination of Reimbursable
      Costs During the Post-Auction WirelessCo Network Transition Period
      ------------------------------------------------------------------

     The following is an illustration of the determination of Reimbursable
Costs to be paid by APC, L.P. to WirelessCo for a given Allocation Period during the Post-Auction WirelessCo Network Transition Period.

A    For the Period Ending December 31, 1997:
     ---------------------------------------

     1.   Assumptions
          -----------

          Allocable Expenses                    $ 1,000,000
          POPs for Washington-Baltimore MTA       8,000,000
          Network POPs                          200,000,000

     2.   Determination of Transition Period Allocation Percentage
          --------------------------------------------------------

          WirelessCo Network Transition Period Allocation Percentage = (A) Number of POPs for the Washington-Baltimore MTA, divided by (B) Network POPs (8,000,000/200,000,000 = 4%)

     3.   Determination of Reimbursable Costs
          -----------------------------------

          Reimbursable Costs = (A) WirelessCo Network Transition Period Allocation Percentage, multiplied by (B) Allocable Expenses

          (4% x $1,000,000 = $40,000)

B.  For the Period from January 1, 1998 to December 31, 1999:
    --------------------------------------------------------


     1.  Assumptions
         -----------

         Allocable Expenses                   $  1,000,000
         POPs Percentage                            4%
         Capital Investment Percentage              5%
         Customer Percentage                        6.25%
         Revenue Percentage                         6.67%

2.  Determination of Transition Period Allocation Percentage
    --------------------------------------------------------

    WirelessCo Network Transition Period Allocation Percentage = (A) one-half of the POPs Percentage, plus (B) one-sixth of the sum of the Capital Investment Percentage, Customer Percentage and Revenue Percentage (2% plus one-sixth of the sum of 5% + 6.25% + 6.67% = 4.99%)

3.  Determination of Reimbursable Costs
    -----------------------------------

    Reimbursable Costs = (A) WirelessCo Network Transition Period Allocation Percentage, multiplied by (B) Allocable Expenses

    (4.99% x $1,000,000 = $49,900)

This Exhibit is for illustrative purposes only and is provided for purposes of demonstrating the allocation provisions set forth in Article 13 of the Agreement. The Parties acknowledge and agree that the information set forth in this Exhibit is not intended to represent actual or projected Reimbursable Costs (or any component thereof, including Allocable Expenses and POPs figures) for any given Allocation Period for either Party.

                                 Exhibit 13.5
                                 ------------

              Illustration of Determination of Reimbursable Costs
       Following Expiration of the WirelessCo Network Transition Period
       ----------------------------------------------------------------

     The following is an illustration of the determination of Reimbursable Costs to be paid by APC, L.P. to WirelessCo for a given Allocation Period (following expiration of the WirelessCo Network Transition Period).

1.  Assumptions
    -----------

    Allocable Expenses                           $    1,000,000
    APC Capital Investment                       $  200,000,000
    APC Customers                                       500,000
    APC Network POPs                                  8,000,000
    APC Gross Revenues                           $  100,000,000
    Network Capital Investment                   $4,000,000,000
    Network Customers                                 8,000,000
    Network POPs                                    200,000,000
    Network Gross Revenues                       $1,500,000,000

2.  Determination of Component Percentages
    --------------------------------------

    .   Capital Investment Percentage = APC Capital Investment/Network Capital
        -----------------------------
        Investment
        ($200,000,000/$4,000,000,000 = 5%)

    .   Customer Percentage = APC Customers/Network Customers
        -------------------
        (500,000/8,000,000 = 6.25%)

    .   POPs Percentage = APC Network POPs/Network POPs
        ---------------
        (8,000,000/200,000,000 = 4%)

    .   Revenue Percentage = APC Gross Revenues/Network Gross Revenues
        ------------------
        ($100,000,000/$1,500,000,000 = 6.67%)

3.  Determination of Allocation Percentage
    --------------------------------------

    Allocation Percentage = (A) sum of Capital Investment Percentage, Customer Percentage, POPs Percentage and Revenue Percentage divided by (B) four (4). (5% + 6.25% + 4% + 6.67%)/4 = 5.48%

4.  Determination of Reimbursable Costs
    -----------------------------------

    Reimbursable Costs = (A) Allocation Percentage multiplied by (B) Allocable Expenses
    (5.48% x $1,000,000 = $54,800)

     This Exhibit is for illustrative purposes only and is provided for purposes of demonstrating the allocation provisions set forth in Article 13 of the Agreement. The Parties acknowledge and agree that the information set forth in this Exhibit is not intended to represent actual or projected Reimbursable Costs (or any component thereof, including Allocable Expenses and POPs figures) for any given Allocation Period for either Party.

                                 Exhibit 17.1
                                 ------------


                   WIRELESSCO NETWORK TRANSITION PROVISIONS

     In addition to the terms and conditions set forth in the Agreement, the Parties agree to be bound by the following terms and conditions:

     1.   Marketing Communications Guidelines.
          -----------------------------------

     (a) The Parties acknowledge that the initial Marketing Communications Guidelines will be established by Sprint as soon as practicable after the date hereof.

     (b) Prior to the date Sprint adopts the Marketing Communications Guidelines, APC, L.P. shall submit to Sprint and WirelessCo for their review marketing and advertising materials to be utilized by APC, L.P. in connection with the marketing, promotion, advertisement, distribution, lease or sale of any Wireless Product or Service. APC, L.P. shall be permitted to continue to utilize materials approved by Sprint regardless of whether such materials otherwise conflict with or are not in accordance with the Marketing Communications Guidelines, as the same exist on the date of Sprint's approval of the APC materials or are subsequently established or amended (but subject to the terms of any such approvals that may be granted by Sprint (e.g., a limit on the time period during which such consent will continue in effect)).

     2.   Changes to Technical Standards.
          ------------------------------

     (a) WirelessCo shall consult with APC, L.P. regarding the development and adoption of the Technical Standards; provided, however, that APC, L.P. acknowledges and agrees that the terms and conditions of the Technical Standards shall be determined by WirelessCo in its sole discretion.

     (b) In the event WirelessCo changes the Technical Standards or establishes new Technical Standards during the WirelessCo Network Transition Period and as a result of such action on the part of WirelessCo, APC, L.P. is required (pursuant to GAAP) to write-off the value of any equipment (including any computer software utilized in the operation of such equipment) existing on the books and records of APC, L.P., WirelessCo shall, subject to paragraph 2(d) below, reimburse APC, L.P. for the amount of any such write-off in accordance with the provisions of paragraph 2(c) below.

     (c) In the event APC, L.P. is required to write-off the value of any equipment existing on the books and records of APC, L.P. due to a change in the Technical Standards or the establishment of new Technical Standards pursuant to Section 8.3 of the Agreement during the WirelessCo Network Transition Period, APC, L.P. shall provide to WirelessCo a detailed list of such equipment (including related software), together with the adjusted tax basis (as the same is reflected in the books and records, including federal tax returns, of APC, L.P.) of each such item of equipment (and related software) and the date on which such equipment and software was taken out of service. Within sixty (60) days following receipt of such list, WirelessCo shall pay to APC, L.P. the aggregate adjusted tax basis for such equipment. Upon receipt of such payment from WirelessCo, APC, L.P. shall (i) transfer all right, title and interest in and to such equipment to WirelessCo, and (ii) deliver (as soon as practicable following receipt of such payment) such equipment to WirelessCo, at the expense of WirelessCo, in accordance with the instructions of WirelessCo. Notwithstanding the foregoing, it is understood and agreed that WirelessCo will not be obligated to reimburse APC, L.P. for any equipment (or related software) prior to the date on which the equipment (and related software) is actually taken out of service (notwithstanding the fact that GAAP may require that such equipment and software be written off at an earlier date).

     (d)  During the WirelessCo Network Transition Period, APC, L.P.
shall consult with WirelessCo with respect to APC, L.P.'s adoption or implementation of any operating or technical performance standards with respect to the Wireless Products and Services and the APC Network. Notwithstanding any provision contained herein to the contrary, including the provisions of paragraph 2(c) above, if APC, L.P. adopts or implements any such operating or technical performance standards over the objection of WirelessCo and, as a result of a subsequent change in the Technical Standards or the establishment of new Technical Standards during the WirelessCo Network Transition Period, APC, L.P. is required to write-off the value of any equipment (and related software) existing on the books and records of APC, L.P., WirelessCo shall have no obligation to reimburse APC, L.P. for the amount of such write-off.

     3.   WirelessCo Customer Service Standards.
          -------------------------------------

     (a)  WirelessCo agrees that it shall consult with APC, L.P.
regarding the development and adoption of the WirelessCo Customer Service Standards; provided, however, that APC, L.P. acknowledges and agrees that the terms and conditions of the WirelessCo Customer Service Standards shall be determined by WirelessCo in its sole discretion.

     (b)  In the event WirelessCo changes the Customer Service
Standards or establishes new Customer Service Standards during the WirelessCo Network Transition Period and as a result of such action on the part of WirelessCo, APC, L.P. is required (pursuant to GAAP) to write-off the value of any computer equipment or software utilized in customer service functions, such changes will be deemed a change in the Platform subject to the provisions of 4(c) of this Exhibit 17.1 below.

     (c) If APC, L.P. establishes customer services facilities before the initial Customer Service Standards are established, and such facilities are approved by WirelessCo in advance, APC, L.P. will not be required to rebuild or reconstruct any such facilities despite the fact that such facilities may not conform to specifications for customer service facilities included in the Customer Service Standards.

     4.   IT Platform Development and Transition.
          --------------------------------------

     (a)  WirelessCo shall consult with APC, L.P. during the WirelessCo
Network Transition Period with respect to the specifications, development and acquisition of the Platform; provided, however, that WirelessCo shall have sole authority and responsibility with respect to the selection of specifications and the development and acquisition of the Platform.

     (b) WirelessCo shall use commercially reasonable efforts to develop the Platform (including key systems such as customer service and billing systems) as soon as practicable. In the event WirelessCo fails to deliver a key system on a timely basis, APC, L.P. may implement a substitute system; provided, however, that if APC, L.P. implements a substitute system, it will agree to do so in a way that facilitates transition to the WirelessCo Platform (where commercially reasonable) and will transition to the WirelessCo Platform on a commercially reasonable timetable.

     (c) In the event that APC, L.P. is required to transition to a different IT platform as the WirelessCo Platform in accordance with Article 11, APC, L.P. will not be required under Article 13 to reimburse WirelessCo for expenses incurred by WirelessCo in the development of the WirelessCo IT Platform through the date on which APC, L.P. first implements the WirelessCo IT Platform; as provided in Article 13, APC, L.P. will be required to reimburse continuing expenses incurred by WirelessCo in connection with the Platform from and after the date on which APC, L.P first implements the WirelessCo Platform. WirelessCo further agrees to reimburse APC, L.P. for reasonable direct and out-of-pocket expenses incurred by APC, L.P. in connection with the conversion to the WirelessCo Platform (subject to the obligation of APC, L.P. under paragraph 4(b) above to use commercially reasonable efforts to implement APC L.P.'s platform in a manner which facilitates conversion to the WirelessCo Platform).

     (d)  During the WirelessCo Network Transition Period, APC, L.P.
shall consult with WirelessCo with respect to APC, L.P.'s adoption of substitute systems pursuant to paragraph 4(b) above. Notwithstanding any provisions contained herein to the contrary, if APC, L.P. adopts or implements any such substitute system over the objection of WirelessCo and, as a result of a subsequent change in the WirelessCo Platform or establishment of a new WirelessCo Platform during the WirelessCo Network Transition Period, APC, L.P. is required to write-off the value of any software existing on the books and records of APC, L.P., WirelessCo shall have no obligation to reimburse APC, L.P. for the amount of such write-off.

     5.   Employee Benefit Matters.
          ------------------------

     (a) At such time as WirelessCo shall establish employee benefit plans for the benefit of WirelessCo's employees (the "Plans"), APC, L.P. may elect, during the WirelessCo Network Transition Period, to adopt such Plans for the benefit of APC, L.P.'s employees in accordance with the terms and conditions of this paragraph 5.

     (b) APC, L.P. may elect to adopt such Plans for the benefit of APC, L.P.'s employees subject to such terms and conditions as WirelessCo deems necessary or appropriate, in its sole discretion, to avoid any adverse consequences with respect to such election, including:

      A. A determination by WirelessCo that participation in the Plans by APC, L.P. and APC, L.P.'s employees will not subject the Plans to any additional federal, state or local laws, rules or regulations;

      B. A determination by WirelessCo that participation in the Plans by APC, L.P. and APC, L.P.'s employees will not (i) change the tax status of any benefits payable to WirelessCo's employees under the Plans, (ii) change the tax status of any trust which is a part of any such Plan, or (iii) violate any federal, state or local laws, rules or regulations;

      C. APC, L.P.'s agreement to make all such contributions to the Plans as shall be necessary or required to pay the benefits payable under such Plans to, or on behalf of, the APC, L.P. employees, and to pay all costs and expenses arising out of or relating to the participation by APC, L.P. and APC, L.P.'s employees in the Plans;

      D. APC, L.P.'s agreement that WirelessCo shall have the right to amend or terminate the Plans in its sole discretion;

      E. APC, L.P.'s agreement to indemnify WirelessCo and WirelessCo's officers and employees for any expense, liability or loss which such person may incur as a result of the participation by APC, L.P. and APC, L.P.'s employees in the Plans; and

      F. APC, L.P. shall have no employees who are members of a collective bargaining unit.

     (c) The terms and conditions on which employees of APC, L.P. are permitted to participate in WirelessCo Plans will be no less favorable to APC, L.P. than the terms offered to other WirelessCo Affiliates for the same arrangements.

     6.   Network Services.
          ----------------

     The parties acknowledge that, as of the date hereof, Sprint and WirelessCo have not yet entered into the Master Services Agreement. However, Sprint has furnished APC, L.P. with a redacted copy of the most recent draft of such agreement, and the parties anticipate that the final agreement will be substantially in the form of such draft furnished to APC, L.P. (including as to subject matter) and in no event will such Agreement impose obligations on APC, L.P. which exceed in any material respect those reflected in the draft furnished to APC, L.P.